EXHIBIT 10.1
                                      to
  INTEGRATED DATA CORP FORM 10-QSB FOR THE QUARTER ENDED SEPTEMBER 30, 2006
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                                       INTEGRATED DATA CORPORATION
                                       3422 Old Capitol Trail, Suite 741
                                       Wilmington, DE  19808-6192  USA
                                       30 July 2007


Montana Land Resources Ltd.
Attn:  Mr. John Mittens & Ms. Angela Bravo, LLB
Directors & Co-Owners
1st Floor, 146 Buckingham Palace Road
London  SW1W 9TR
United Kingdom


Subject: 'Letter of Offer' to Provide Montana Land Resources Ltd. a Convertible Loan Facility of up to US$4M


Dear Ms. Bravo and Mr. Mittens:

Please accept this letter as Integrated Data Corp's (IDC) irrevocable offer to provide, subject to the general terms and conditions herein, an ongoing Convertible Loan Facility of up to Four Million US Dollars (US$4,000,000) to be utilized in defraying the general costs of Montana Land Resources (MLR) land and resort development interests in the Bahamas (the "Letter of Offer"). This offer will lapse in its entirety if not accepted in writing by MLR on or before 15 August 2007.

Loan Facility General Terms and Conditions
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1.  All currency shall be expressed as United States Dollars (US$).

2. Upon acceptance of this Letter of Offer, IDC (the "Lender") shall provide MLR (the "Borrower") with an initial drawdown against this Loan Facility in the amount of One Million Four Hundred Thousand US Dollars (US$1,400,000) under the terms and conditions set forth herein.

3. At the sole discretion of IDC and upon request from MLR, IDC may loan MLR up to an additional Two Million Six Hundred Thousand US Dollars
(US$2,600,000) under the terms and conditions set forth herein.

4. A One Percent (1%) Loan Facility Fee of $40,000 shall be deducted by IDC from the initial drawdown against this Loan Facility.

5. Interest on the Loan Facility shall be payable monthly in arrears ("Interest Period"), calculated on a Ten Percent (10%) annual interest basis and based on the total outstanding amount at the end of each Interest Period. Accrued interest shall be deducted from any and all drawdown requests prior to distribution of the requested funds.

6. The total of the IDC loans and any accrued interest shall be repayable within 5 working days in the event that:

     a. the net asset value of MLR falls below all MLR outstanding liabilities including the loan balance owed IDC under this Loan Facility; or

     b.  MLR becomes insolvent.

7. The IDC loans under this Loan Facility shall not be subordinate to any other existing or future loans obtained by MLR.

8. Unless agreed to in writing by both parties, this Loan Facility shall terminate one (1) year after the initial drawdown by MLR (the "Termination Date"). MLR shall repay the outstanding loan balance, including accrued interest, within 15 days of the Termination Date.

9. At any time prior to the Termination Date and at IDC's sole discretion, IDC shall have the right to convert, on a pro rata basis and after acquisition of free and clear ownership to the land identified as Snow Bay Peninsula and any access now owned or under agreement by MLR to Snow Bay Peninsula on the island of San Salvador in the Bahamas through MLR's wholly-owned subsidiary, Columbus Island Ltd., up to a Twenty Percent (20%) equity interest in MLR.

10. MLR shall pledge the following as security for any and all loans through this Loan Facility:

     a. the refundable One Million US Dollar (US$1,000,000) cash deposit for Snow Bay Peninsular now in escrow; and

     b. The equity of Montana Marine Services Ltd, operators of Sumner Point Marina on the island of Rum Cay in the Bahamas and its positive cash flow.

Please return a copy of this letter, duly executed by an authorized officer of MLR, to signify MLR's acceptance of the terms and conditions of this Letter of Offer in their entirety.

Note that IDC shall be required to make a public statement following the issue of this offer.

                                       Very truly yours,

                                       /s/David C. Bryan
                                       -----------------
                                       David C. Bryan
                                       President

Accepted and agreed to:

MONTANA LAND RESOURCES LTD.

By:  /s/Angela M. Bravo
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     Angela M. Bravo, LLB
     Director